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                                                                Exhibit 99.(h)27

                   AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
                         Symetra Life Insurance Company
                            Symetra Securities, Inc.

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), Symetra Life Insurance Company ("you"), and Symetra Securities, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2000 and subsequently amended May 1, 2000, May 1, 2002, May 3, 2004 and November 24, 2004, respectively (the "Agreement"). The parties now desire to amend the Agreement in this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                A M E N D M E N T

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedules C, D and F of the Agreement are deleted and replaced in their entirety with the Schedules C, D and F attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed effective as of April 29, 2005.

FRANKLIN TEMPLETON VARIABLE                   SYMETRA LIFE INSURANCE COMPANY
INSURANCE PRODUCTS TRUST


By:                                           By:
    ------------------------------------          ----------------------------
Name: Karen L. Skidmore                       Name: Scott L. Bartholomaus
Title: Assistant Vice President               Title: Vice President

FRANKLIN/TEMPLETON DISTRIBUTORS,              SYMETRA SECURITIES, INC.
INC.

By:                                           By:
    ------------------------------------          ----------------------------
Name: Scott M. Lee                            Name: Scott L. Bartholomaus
Title: Senior Vice President                  Title: Vice President

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                                   SCHEDULE C

  AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST; INVESTMENT ADVISERS

PORTFOLIO OF THE TRUST                                              INVESTMENT ADVISER
----------------------                                              ------------------
Franklin Flex Cap Growth Securities Fund - Class 2                  Franklin Advisers, Inc.
Franklin Income Securities Fund - Class 2                           Franklin Advisers, Inc.
Franklin Small Cap Value Securities Fund - Class 2                  Franklin Advisory Services, LLC
Franklin Small-Mid Cap Growth Securities Fund - Class 2             Franklin Advisers, Inc.
Franklin U.S. Government Fund - Class 2                             Franklin Advisers, Inc.
Mutual Shares Securities Fund - Class 2                             Franklin Mutual Advisers, LLC
Templeton Developing Markets Securities Fund - Class 2              Templeton Asset Management Ltd.
Templeton Global Income Securities Fund - Class 2                   Franklin Advisers, Inc.
Templeton Growth Securities Fund - Class 2                          Templeton Global Advisors Limited

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                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

                                                      SEPARATE ACCOUNT
                            PRODUCT NAME                    NAME
        INSURANCE          REGISTERED Y/N              REGISTERED Y/N
  #      COMPANY      1933 ACT #, STATE FORM ID          1940 ACT #               CLASSES OF SHARES AND PORTFOLIOS
-------------------------------------------------------------------------------------------------------------------------
1       Symetra     Premier Accumulation Life VUL  Symetra Separate       CLASS 2 SHARES:
        Life        Yes                            Account SL             Franklin Flex Cap Growth Securities Fund
        Insurance   1933 Act #: 333-30329          Yes                    Franklin Income Securities Fund
        Company     Form No.: LP-9228EP 11/96      811-04909              Franklin Small Cap Value Securities Fund
                                                                          Franklin Small-Mid Cap Growth Securities Fund
                                                                          Franklin U.S. Government Fund
                                                                          Mutual Shares Securities Fund
                                                                          Templeton Developing Markets Securities Fund
                                                                          Templeton Global Income Securities Fund
                                                                          Templeton Growth Securities Fund

2       Symetra     Group Variable                 Symetra Separate       CLASS 2 SHARES:
        Life        Not Registered                 Account D              Franklin Flex Cap Growth Securities Fund
        Insurance   LPC-333 6/92                   No                     Franklin Income Securities Fund
        Company     LPC-1289 2/01                  N/A                    Franklin Small Cap Value Securities Fund
                    LPC-1292 2/01                                         Franklin Small-Mid Cap Growth Fund
                    (and any State specific                               Franklin U.S. Government Fund
                    variations)                                           Mutual Shares Securities Fund
                                                                          Templeton Developing Markets Securities Fund
                                                                          Templeton Global Income Securities Fund
                                                                          Templeton Growth Securities Fund

3       Symetra     Spinnaker                      Symetra Separate       CLASS 2 SHARES:
        Life        Yes                            Account C              Franklin Flex Cap Growth Securities Fund
        Insurance   1933 Act #: 33-69712           Yes                    Franklin Income Securities Fund
        Company     LPC-412 7/93                   811-8052               Franklin Small Cap Value Securities Fund
                    (and any State specific                               Franklin Small-Mid Cap Growth Securities Fund
                    variations)                                           Franklin U.S. Government Fund
                                                                          Mutual Shares Securities Fund
                                                                          Templeton Developing Markets Securities Fund
                                                                          Templeton Global Income Securities Fund
                                                                          Templeton Growth Securities Fund

4       Symetra     Spinnaker Plus                 Symetra Resource       CLASS 2 SHARES:
        Life        Yes                            Variable Account B     Franklin Income Securities Fund
        Insurance   1933 Act #: 33-69600           Yes                    Franklin Small-Mid Cap Growth Securities Fund
        Company     LPC 417 7/93                   811-4716               Franklin U.S. Government Fund
                    (and any State specific                               Mutual Shares Securities Fund
                    variations)                                           Templeton Developing Markets Securities Fund
                                                                          Templeton Growth Securities Fund

5       Symetra     Spinnaker Advisor              Symetra Separate       CLASS 2 SHARES:
        Life        Yes                            Account C              Franklin Flex Cap Growth Securities Fund
        Insurance   1933 Act #:333-41622           Yes                    Franklin Income Securities Fund
        Company     LPC-1156 3/00                  811-8052               Franklin Small Cap Value Securities Fund
                    LPC-1157 3/00                                         Franklin Small-Mid Cap Growth Securities Fund
                    LPC-1158 3/00                                         Franklin U.S. Government Fund
                    LPC-1159 3/00                                         Mutual Shares Securities Fund
                    (and any State specific                               Templeton Developing Markets Securities Fund
                    variations)                                           Templeton Global Income Securities Fund
                                                                          Templeton Growth Securities Fund

                                                      SEPARATE ACCOUNT
                            PRODUCT NAME                    NAME
        INSURANCE          REGISTERED Y/N              REGISTERED Y/N
  #      COMPANY       1933 ACT #, STATE FORM ID        1940 ACT #                CLASSES OF SHARES AND PORTFOLIOS
-------------------------------------------------------------------------------------------------------------------------
6       Symetra     Spinnaker Choice               Symetra Separate       CLASS 2 SHARES:
        Life        Yes                            Account C              Franklin Flex Cap Growth Securities Fund
        Insurance   1933 Act # 333-111216          Yes                    Franklin Income Securities Fund
        Company     LPC 1501 (and any State        811-8052               Franklin Small Cap Value Securities Fund
                    specific variations)                                  Franklin Small-Mid Cap Growth Securities Fund
                                                                          Franklin U.S. Government Fund
                                                                          Mutual Shares Securities Fund
                                                                          Templeton Developing Markets Securities Fund
                                                                          Templeton Global Income Securities Fund
                                                                          Templeton Growth Securities Fund

                                        4
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                                   SCHEDULE F

                                RULE 12b-1 PLANS

COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

                  PORTFOLIO NAME                     MAXIMUM ANNUAL PAYMENT RATE
                  --------------                     ---------------------------
   Franklin Flex Cap Growth Securities Fund                      0.25%
   Franklin Income Securities Fund                               0.25%
   Franklin Small Cap Value Securities Fund                      0.25%
   Franklin Small-Mid Cap Growth Securities Fund                 0.25%
   Franklin U.S. Government Fund                                 0.25%
   Mutual Shares Securities Fund                                 0.25%
   Templeton Developing Markets Securities Fund                  0.25%
   Templeton Global Income Securities Fund                       0.25%
   Templeton Growth Securities Fund                              0.25%

AGREEMENT PROVISIONS

     If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

     To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums

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shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

     You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

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